UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2014

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

28969 Information Lane, Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Impact of current and potential investors becoming 5% or more shareholders of Shore Bancshares Inc. common stock.

Shore Bancshares, Inc. (the “Company”) disclosed in its Quarterly Report on Form 10-Q for the period ended September 30, 2014, the potential risk of a change in ownership of more than 50% of the Company’s capital stock over a rolling three-year period under Section 382 of the Internal Revenue Code (“IRC”) which would limit the Company’s ability to utilize its net operating loss carryforwards (“NOLs”) to offset future taxable earnings on an annual basis.

The Company estimates that it has experienced an ownership change of approximately 40% within the three-year period ended September 30, 2014. While the Company intends to take all action within its control to prevent a change in ownership in excess of 50%, the Company recognizes that public trading of its common stock remains outside of its control.

Due to recent trading activity in the Company’s common stock, the Company is further notifying current and potential shareholders of the consequences of any individual or entity becoming a 5% or greater shareholder and the potential for such purchases to trigger a change in ownership of more than 50% of the Company’s capital stock. If the Company experiences an ownership change, the resulting annual limit could result in a meaningful increase in the Company’s federal and state income tax liability in future years. However, the ultimate realization of the NOLs would not be jeopardized and the Company does not believe a valuation allowance would be necessary since current NOLs would only be limited on an annual basis and are not due to expire until 2034.

This Current Report on Form 8-K contains forward-looking statements related to the impact of an ownership change on the Company's ability to utilize its NOL carryforwards to offset future taxable earnings on an annual basis. Actual events or results may differ materially from those contained in the forward-looking statements. Please refer to the documents the Company files from time to time with the Securities and Exchange Commission, specifically the Company's most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause the actual results for the Company on a consolidated basis to differ materially from those contained in our forward-looking statements (see Risk Factors). Actual Results may differ materially from such forward-looking statements, and the Company assumes no obligation to update forward-looking statements at any time except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: December 8, 2014	By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr. President and Chief Executive Officer

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